Exhibit 99.1

IMMEDIATE RELEASE
Contact:
Mark Johnson
Sr. Director, Investor Relations
mjohnson@atyrpharma.com
858-223-1163

aTyr Pharma Announces $45 Million Equity Financing

SAN DIEGO – August 28, 2017 – aTyr Pharma, Inc. (Nasdaq: LIFE), a biotherapeutics company engaged in the discovery and development of Physiocrine-based therapeutics, harnessing the Resokine pathway, to treat patients suffering from severe, rare immune-mediated diseases, as well as various cancers, today announced that it has entered into a definitive securities purchase agreement with certain institutional and other accredited investors including members of the Company’s Board of Directors. The private placement is being led by Viking Global Investors with participation from EcoR1 Capital and Redmile Group, among others. Gross proceeds from the private placement are expected to be approximately $45.8 million.

Investors have agreed to purchase 5,872,120 shares of common stock at $2.65 per share. Viking Global Investors has also agreed to purchase 2,285,952 shares of non-voting Class X Preferred Stock at $13.25 per share, each of which is convertible into 5 shares of common stock upon certain conditions. Each common share, and on an as-converted basis for the preferred stock, will be issued with a warrant to purchase 0.375 additional shares of aTyr’s common stock at an exercise price of $4.64, representing a 75% premium to the purchase price of common stock, with an expiration date of December 31, 2019. The transaction is expected to close on or about August 31, 2017, subject to customary closing conditions.

The Company expects to use the proceeds from the transaction primarily to advance its pipeline of innovative therapeutic candidate programs based on its knowledge of the Resokine pathway, and for general corporate purposes. Piper Jaffray & Co. served as the exclusive placement agent to the Company in connection with the financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the Securities Act), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale by the investors not affiliated with the Company of the shares of common stock purchased by such investors.

This press release is issued pursuant to Rule 135(c) under the Securities Act of 1933, as amended, and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About aTyr Pharma

aTyr Pharma is engaged in the discovery and clinical development of innovative medicines for patients using its knowledge of Physiocrine biology, a newly discovered set of immunological and physiological pathways. To date, aTyr has generated three innovative therapeutic programs with three different biologic modalities based on its knowledge of the Resokine pathway to treat patients suffering from severe, rare immune-mediated diseases, as well as various cancers. The Resolaris and iMod.Fc programs are agonists of the Resokine pathway designed to temper immune system engagement in diseases characterized by excessive immune cell involvement. aTyr’s third program, ORCA, represents a novel, proprietary pathway in immuno-oncology that utilizes antibody approaches to block the Resokine pathway and ‘release multiple brakes’ on the immune system in the tumor cell environment. aTyr has built an intellectual property estate, to protect its pipeline, comprising over 220 issued patents or allowed patent applications that are owned or exclusively licensed, including over 300 potential Physiocrine-based protein compositions. For more information, please visit http://www.atyrpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act.  Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the timing of the consummation of the private placement and the expected receipt and use of proceeds from the private placement reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the discovery, development and regulation of our Physiocrine-based product candidates, the risk that the closing conditions for the private placement transaction are not met by the expected closing date or at all, the risk that the resale registration statement covering the common stock is not timely filed by us or declared effective by the Securities and Exchange Commission (SEC), the risk that we may not use the proceeds from the private placement as currently expected, the risk that we may cease or delay preclinical or clinical development activities for any of its existing or future product candidates for a variety of reasons (including difficulties or delays in patient enrollment in planned clinical trials), and the risk that we may not be able to raise the additional funding required for its business and product development plans, as well as those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and in our other SEC filings. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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